ASSIGNMENT OF NON-RECOURSE PROMISSORY NOTE
KNOW THAT, DIONICS, INC., a Delaware corporation (the “Assignor”), in consideration of the sum of one dollar and other good and valuable consideration in hand paid, receipt of which is hereby acknowledged, DOES HEREBY ASSIGN to DIONICS-USA INCORPORTED, a New York corporation (hereinafter, together with its successors and/or assigns, the “Assignee”), all of Assignor’s rights, obligations, interests and liabilities under the Non-Recourse Promissory Note executed and delivered by Assignor to SHANGRAO BAI HUA ZHOU INDUSTRIAL CO., LTD. (the “Holder”) on January 30, 2012 in the principal amount of $200,000.00 (the “Note”), and Assignee DOES HEREBY ACCEPT AND ASSUME, all of the Assignor’s rights, obligations, interests and liabilities under the Note and agrees to observe, perform and fulfill all of the terms and conditions of the Note, in each case to the same extent as if it had been originally named as a party thereto.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment to be executed as of June 29, 2012.

ASSIGNOR		ASSIGNEE

DIONICS, INC.		DIONICS-USA INCORPORATED

By:	/s/ Bernard L. Kravitz	By:	/s/ Bernard L. Kravitz
	Bernard L. Kravitz, President		Bernard L. Kravitz, President

CONSENT TO ASSIGNMENT
HOLDER

The undersigned Holder hereby consents to the above Assignment of Non-Recourse Promissory Note and hereby releases the Assignor for all further liability or responsibility for the performance of Assignor’s obligations under the Note.  The Holder acknowledges that the Holder’s recovery against the Assignee for the failure to pay any amount owing under the Note when due shall be limited solely to the Pledged Shares (as such term is defined in the Note), and that the Assignee shall not be liable or have any personal liability in any other respect for the payment of any amount due under the Note.

SHANGRAO BAI HUA ZHOU INDUSTRIAL CO., LTD.

By:	/s/ Liu Shuzhong
Name:	Liu Shuzhong
Title:	CEO

Dated: June 29, 2012